Form C

Cover Page

Name of issuer:

Rental Marketplace, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 7/6/2015

Physical address of issuer:

14431 Ventura Blvd. # 232
Sherman Oaks CA 91423

Website of issuer:

https://www.rentus.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

8/18/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$205,993.00	$321,426.00
Cash & Cash Equivalents:	$36,975.00	$60,110.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$18,264.00	$14,125.00
Long-term Debt:	$150,000.00	$150,000.00
Revenues/Sales:	$1,124.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($267,072.00)	($233,914.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Rental Marketplace, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Elias Chavando	President & CEO	Rental Marketplace LLC	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Elias Chavando	President & CEO	2015
Rob Blanchard	VP Web Development	2015
Tomasz Odrobinski	VP Sales and International Development	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Elias Chavando	16,000,000 A2 Units	95.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We rely on Amazon Web Services for the vast majority of our computing, storage, bandwidth, and other services. Any disruption of or interference with our use of the Amazon Web Services operation would negatively affect our operations and seriously harm our business.
>
> We are creating and growing a new platform for people and companies to offer items for rent ("Owners") and people and companies to rent items ("Renters") from owners. Listing items for rent in our platform is free and we earn a service fee and/or commission for every successful rental transaction taking place in our platform. The failure to attract new owners and renters, and the failure to attract new listings in our catalog could seriously harm our business.
>
> We rely heavily on our technology and intellectual property, but we may be unable to adequately or cost-effectively protect or enforce our intellectual property rights, thereby weakening our competitive position and increasing operating costs.We must acquire or develop new services, evolve existing ones, address any defects or errors, and adapt to technology change.Cyclical and seasonal fluctuations in the economy, in internet usage and in traditional retail shopping may have an effect on our business.If we do not respond to technological changes or upgrade our technology systems, our growth prospects and results of operations could be adversely affected.
>
> The Company's success depends on the experience and skill of its executive officers and key employees. We rely on various intellectual property rights, including patents in order to operate our business.From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights.Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people. We are subject to income taxes as well as non-income based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the US.Changes in employment laws or regulation could harm our performance.The Company could be negatively impacted if found to have infringed on intellectual property rights.

Our platform connects Owners with Renters. We do not see, touch or otherwise inspect the items that people and companies rent from each other. We rely on each party to act honestly, rent equipment in working conditions and assume all risks and liabilities from the operation of such equipment. Injuries, theft, damage and other occurrences may occur that are beyond our control. We anticipate being named in legal actions when misfortunes happen. Although we carry a general liability insurance policy, damages, accidents, injuries, misunderstandings, errors, omissions and other occurrences may cause distractions to our executives and expenses that may harm our business.

Our ecosystem of owners, renters, advertisers, and partners depends on the engagement and growth of our user base and product catalog. We anticipate that the growth rate of our user base will decline once we hit a saturation point and over time. If we fail to retain current users or add new users, or if our users engage less with Rentus.com, our business would be seriously harmed.

Rentus.com depends on effectively operating with mobile, and computing devices, operating systems, hardware, networks, regulations, and standards that we do not control. Changes in our products or to those operating systems, hardware, networks, regulations, or standards may seriously harm our user growth, retention, and engagement.

Our founder and the A Unit group has control over all unitholder decisions because they control a substantial majority of our voting units. Please see our Company Agreement and Independent Accountants' Review Report for more information.

If we do not develop successful new products or improve existing ones, our business will suffer. We also expect to invest in new lines of business that could fail to attract or retain users or generate revenue. Our business is highly competitive. We face significant competition that we anticipate will continue to intensify. If we are not able to maintain or improve our market share, our business could suffer.

If our security is compromised or if our platform is subjected to attacks that frustrate or thwart our users' ability to access our products and services, our users, advertisers, and partners may cut back on or stop using our products and services altogether, which could seriously harm our business.

Management. As of April 2017, both Elias Chavando and Robert Blanchard are working full time for the company. Tomasz Odrobinsky is working part-time for the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We are raising money to complete the implementation in our first markets and build the solid foundation for nationwide and international expansion.

The bulk and most expensive part of the technology is done. We will improve our UX and usability of our website and mobile app as well as complete the development of the Android version of the app.

Our concentration is now on marketing and growth. The amount of money we raise will determine the speed of implementation of our plans. Our expenses are variable and can be adjusted according to the amount of money we raise.

This amount will help us continue our implementation of our first market in Los Angeles and complete the development of our Android app.

If we raise: **$250,000**

Use of Proceeds: This amount allows us to continue our grass-roots marketing efforts and continue implementation in Los Angeles.

We are raising money to complete the implementation in our first markets and build the solid foundation for nationwide and international expansion.

The bulk and most expensive part of the technology is done. We will improve our UX and usability of our website and mobile app as well as complete the development of the Android version of the app. Our concentration is now on marketing and growth. The amount of money we raise will determine the speed of implementation of our plans.

Our expenses are variable and can be adjusted according to the amount of money we raise.

If we raise: **$500,000**

Use of Proceeds: This amount allows us to continue implementation in Los Angeles and expand to other counties in Southern California and conduct our local marketing campaigns.

We are raising money to complete the implementation in our first markets and build the solid foundation for nationwide and international expansion.

The bulk and most expensive part of the technology is done. We will improve our UX and usability of our website and mobile app as well as complete the development of the Android version of the app.

Our concentration is now on marketing and growth. The amount of money we raise will determine the speed of implementation of our plans.

Our expenses are variable and can be adjusted according to the amount of money we raise.This amount allows us to continue our grass-roots marketing efforts and implement in Los Angeles.

If we raise: **$750,000**

Use of Proceeds: This amount allows us to fully implement in Los Angeles and Southern California, with leaner local marketing campaigns and expand to our second targeted area.

The bulk and most expensive part of the technology is done. We will improve our UX and usability of our website and mobile app as well as complete the development of the Android version of the app.

Our concentration is now on marketing and growth. The amount of money we raise will determine the speed of implementation of our plans. Our expenses are variable and can be adjusted according to the amount of money we raise.

If we raise: **$1,000,000**

Use of Proceeds: This is our optimal goal. At this level we can move faster and fully implement our first market of Southern California and start implementation in our second market.

The bulk and most expensive part of the technology is done. We will improve our UX and usability of our website and mobile app as well as complete the development of the Android version of the app.

Also, at this level, we will complete the development of our image recognition technology to make the listing process easier for our users.

Our concentration is now on marketing and growth. The amount of money we raise will determine the speed of implementation of our plans. Our expenses are variable and can be adjusted according to the amount of money we raise.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The Intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or

- (ii) if the valuation for the company is more than **$6.9 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$6.9 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Pro-Rata Rights. Investors who invest less than $50,000 in the SAFEs will have no pro-rata rights, including after they receive Units. Investors investing at least $50,000 have pro-rata rights in the Company once they receive Units. Pro-rata for purposes of the Pro Rata Rights Agreement will be calculated based on the ratio of (1) the number of units of Capital Stock owned by the Investor immediately prior to the issuance of the securities to (2) the total number of units of outstanding Capital Stock on a fully diluted basis, calculated as of immediately prior to the issuance of the securities.

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$6.9 million**) divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock (list each class in order of preference):			
Class A-2 Units	16000000	16000000	Yes
Class A-1 Units	6782222	1529973	Yes
Common Stock			Choose
Other			
Class B Unit	2909276	2646777	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	1227777
Options:	

Describe any other rights:

A-2 Unit has 2 votes per unit, while A-1 Unit only has 1 vote per unit

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Class A-1 and Class A-2 units have voting rights, while SAFE holders do not have voting rights.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than **$6.9 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$6.9 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Technology Service and Support Agreement

In August 2015, the Company entered into a technology services and support services agreement for consumer and enterprise privacy protection services and support; the agreement expires in August 2018.

The note has not been issued but the agreement to issue the note is as follows:

Per the terms of the agreement, the Company conveyed compensation through the issuance of 800,000 Class B membership units valued at $144,000 based on the price of A-1 units being sold and a convertible note for $150,000. The convertible note bears 2% interest per annum and is due in three years. The convertible note may be converted into A-1 Units with an equity financing resulting in gross proceeds of $5,000,000 or more at a conversion price equal to the lesser of: 1) a 20% discount to the round price and 2) the price per unit based on a $5.5 million pre-money valuation. The note may also be converted at the option of the holder upon maturity or in the event of default.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Regulation D, Rule 506(b)	Priced Round	$171,225	General operations
12/2016	Regulation D, Rule 506(b)	Priced Round	$100,000	General operations
3/2017	Regulation D, Rule 506(b)	Priced Round	$100,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview:

Rentus.com is a mobile and online rental marketplace where people are able to rent just about anything from tools and equipment, to party supplies and camping gear. Users are provided with the location of the item, they are able to read and post reviews, pay for the rental, buy insurance and arrange for pick up or delivery of the item. Users of Rentus.com will find what they are looking for from their computers and smartphones at anytime.

Rentus.com is using the rise of the sharing economy, to bring the person-to-person rental industry to a user-friendly platform, as well as create a new marketplace and low cost access to consumers for companies in the rental business. In addition, Rentus.com provides a safe peer-to-peer income opportunity for individuals.

Person-to-person rental is an untapped market that has not been addressed with the high level of accessibility now being made possible by the Rentus.com digital platform. People have tools, hard to find equipment or items collecting dust in their garages that could be supplementing their income by renting their items utilizing the RENTUS online marketplace. Rentus.com matches people who own rarely used items with people who need something on a temporary or repeat basis utilizing our proprietary matching algorithm.

Rentus.com believes that its platform will be disruptive and at the same time be supportive of the traditional rental industry. Rentus.com is perhaps creating a new high growth segment in the multi-billion dollar rental industry and also creating new low cost channels of distribution.

Rentus.com is initially launching with a broad catalogue of items, which will mostly be provided by traditional rental outlets. The Rentus.com platform will streamline the rental process and make it more consumer-friendly.

By featuring traditional rental outlets Rentus.com will start to attract its peer-to-peer network of individuals and create awareness of people needing to locate the for-rent items they need.

Rentus.com is focused on building a robust mobile application as well as an online web interphase. The Rentus.com system allows renters to search for the item by name, functionality, and/or features. The Rentus.com system will deliver search results providing graphical information of the item, the location, a description, availability and the cost and the best person to do business with. For a consumer in need of a tool, tables and chairs for a party, furniture, equipment and any other consumer goods, Rentus.com will be the gateway to easily complete a rental transaction.

Using business methodology successfully utilized by management in previous marketplaces like Autotrader.com, eRento.com and others, we are building our platform with the monetization of our services as goal number one.

Listing an item in Rentus.com is free, and we charge a transaction fee to the owner of the item that ranges from 10% to 20% of the rental fees when the rental is completed. We also have additional sources of revenue by selling ancillary products like Damage Waivers and premium listings.

We originally founded our business in 2015 to develop
our technology and start building the catalog of products (supply side). As we have grown since that time, we had the following key milestones in the development of our business:

· We have developed and implemented business processes that allow users to fully take advantage of the platform.
· Our catalog of items has grown significantly, we currently have thousands of items available for rent in the Southern California market, our first market
· We conducted live, successful tests of our platform and systems in early 2016 resulting in several successful rentals that lead to usability improvements and the new look and feel of our website and mobile application.
· We are growing our social media presence and creating a following based on the fact that Rentus.com is a platform where people and companies make and keep making money by renting stuff they already own.

We expect to continue to grow our business. Although there is no guarantee that our projections will continue to develop in the way we are planning, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

We anticipate using our available cash for operations within the next six months based on our low current burn rate of less than $7,500 per month. We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. Capital to pursue a wider marketing reach. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability.

Historical Results of Operations. As we are concentrated on growth, brand recognition, and marketing our revenue has been minimal. We conducted several tests in 2016 that generated $1,124 in revenue as most of the rentals conducted in the platform were done without charging commissions to our test vendors. Our total operating expenses increased to 265,198 in 2016, from 232,798 in 2015.

Starting January 2017 and continuing until July 2017 we are offering commission free transactions to our test vendors and other selected new vendors (Owners). This will generate traffic, transactions and will help us to refine our processes.

Our revenue model accounts for a commission or success fee in each transaction conducted in our platform. This fee ranges from 10 to 20% depending on the category.

We also expect to generate revenues by reselling damage waiver coverage on rentals. Renters will be able to purchase an optional damage waiver when renting the items in our platform (except for vehicles, watercraft and cranes). The fees for the damage waiver will be calculated based on 10% of the total rental fees or a minimum of $15 per damage waiver. We expect to earn up to 50% of the damage waiver fees.

We do not expect significant growth in revenue in the current fiscal year or in the coming few fiscal years, since we are a new marketplace and a significant amount of traffic and transactions must happen to generate the necessary momentum for our users to adopt our sharing economy model.

Capital Resources. We have financed our operations through the private sales of common equity.

Commitments and Contingencies

We are currently not involved with or know of any pending or threatening litigation against the Company or any of its officers.

Legal Agreements

During 2015, the Company entered into an agreement with two law firms for services to be provided under a deferred fee arrangement. All fees billed and unbilled as of December 31, 2015 totaling $13,000, even though not yet due, have been reflected as accounts payable in the accompanying balance sheet.

In March 2017, the Company entered into an agreement with a law firm for services to be provided under a deferred fee arrangement.

Technology Service and Support Agreement

In August 2015, the Company entered into a technology services and support services agreement for consumer and enterprise privacy protection services and support. Per the terms of the agreement, the Company is to convey compensation through the issuance of 800,000 class B membership units valued at $144,000 and a convertible note for $150,000. The convertible note bears 2% interest per annum and is due in three years. The convertible note may be converted into A-1 Units with an equity financing resulting in gross proceeds of $5,000,000 or more at a conversion price equal to the lesser of: 1) a 20% discount to the round price and 2) the price per share based on a $5.5 million pre-money valuation. The note may also be converted at the option of the holder upon maturity or in the event of default.

The total value of the shares and convertible note issued was $294,000 which is being amortized on a straight-line basis over the service period of three years.

During the period ended December 31, 2015 $36,750 of the contract was amortized to general and administrative in the accompanying statement of income and members' equity. The remaining balance of $257,250 is included as Service Contract in the accompanying balance sheet.

Members' Deficit LLC Units
The Company is authorized to issue three classes of LLC units and consist of Class A-1 units ("A-1"), Class A-2 units ("A-2"), for whose holders are collectively called Class A Members and are collectively identified as Class A units, and Class B units ("B") whose members are identified as Class B Members.

Upon inception, the Company's founder received 16,000,000 in A-2 units.

As of December 31, 2015, the Company raised $171,225 through the sale of 974,418 class A-1 units. In connection with the sale of 827,751 of these A-1 units, we granted 197,000 class B units and 1,227,777 warrants for class A-1 units to two investors with a $0.18 exercise price and a five (5) year term. The issue of class B units and warrants are both an addition and cost of equity and thus, there is no effect on the financial statements for the issuance of these units and warrants on a net basis. However, the value of the 197,000 class B units was valued at $35,460 based on the estimated fair value of units at the time of issuance, and the value of the warrants was valued at $73,544 using the Black-Scholes option pricing model with the following inputs: five (5) year estimated life, 35% volatility which was based on the volatility of similar public companies, 1.61% risk free rate which was based on treasury rates of similar lengths to the estimated useful life, and $0 expected dividend.

Class A Members shall contribute certain capital, intellectual property and other assets to the company in order to allow the company to conduct its business. The interests of the members in the company are divided into and represented by units. The outstanding units consist of class A-2 units and class B units.

In addition, the company has authorized the issuance of class A-1 units which may be issued to future investors making capital contributions to the company. Class A and B units shall have the same rights, preferences, qualifications, limitations and restrictions with respect to allocations of profits and losses, and distributions. Class B units shall be non-voting.

Profits shall be allocated: First, to the extent that the aggregate losses previously allocated to the class A-1 and A-2 members exceed the aggregate profits. The amount of excess shall be allocated pro-rata in accordance with their respective shares. Second, to the extent that the aggregate losses previously allocated to the class A-1 members exceed the aggregate profits. The amount of excess shall be allocated pro-rata in accordance with their respective shares. Third, to the extent that the aggregate losses previously allocated to the class A-2 members exceed the aggregate profits. The amount of excess shall be allocated pro-rata in accordance with their respective shares.

Losses shall be allocated: First, to the extent that the aggregate profits previously allocated exceed aggregate losses. The amount of excess shall be allocated pro-rata in accordance with their respective shares. Second, to the class A-1 members pro rata in accordance with their respective capital accounts until each such member's capital account is reduced to zero. Third, to the class A-2 members pro rata in accordance with their respective capital accounts until each such member's capital account is reduced to zero.

Limitation on losses: Losses allocated shall not exceed the maximum amount of losses causing any member to have or increase an existing adjusted capital account deficit.

Equity Based Compensation

During 2015, the Company issued 397,000 class B units for services rendered for total compensation of $75,960. Of this amount $5,400 is included in sales and marketing, $25,200 is included in research and development, and $45,360 is included in general and administrative in the accompanying statement of income and members' equity.

As described in Note 3 of our financial statements, 800,000 class B units valued at $144,000 were issued for a service contract and capitalized.

Subsequent Events

Subsequent to December 31, 2015, the Company has sold 1,111,110 class A-1 units for aggregate proceeds of $200,000 based on a $0.18 per unit price.

Subsequent to December 31, 2015, the Company issued 262,499 class B units for services rendered. Of these, 200,000 was issued to our Chief Executive Officer. The estimated fair value of these issuances is $47,250 based on a fair value of $0.18 per unit,

Subsequent to year end 2016, the Company raised an additional $100,000 through the sale of 555,553 class A-1 units.

The Company has evaluated subsequent events that occurred after December 31, 2015 through February 15, 2017, the issuance date of these financial statements. There have been no other events or transactions during this time which would have a material effect on these financial statements.

Cash in Hand, Burn Rate, and Short/Mid Term Expenses
Our cash and cash equivalents as off March 31, 2017 that amount to $57,850 are held for working capital purposes. We do not enter into investments for trading or speculative purposes.Our variable monthly burn rate ranges from $3,500 to $5,000. Our expenses are variable and they can be adjusted to accommodate cash flow and funding. We expect to launch a Cable TV, outdoor and digital marketing campaign. Thus our short term expenses would be about $5,500/month, while mid term are variable between $5,500 to $15,000/month. We also expect to hire customer service and sales team members. The marketing campaign and the human resources ramp-up will depend on the amount raised.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.rentus.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;

4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Rental Marketplace Limited Liability Company Agreement
SAFE

Appendix C: Financial Statements

Financials 1
Financials 2
Financials 3

Appendix D: Director & Officer Work History

Elias Chavando
Rob Blanchard
Tomasz Odrobinski

Appendix E: Supporting Documents



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INVEST IN RENTUS.COM

Online marketplace for users to rent anything and everything

192
investors

$92,648
raised of $50K-$1M goal

$100 min INVEST
by Wefunder Portal LLC

CLOSING IN 11 DAYS
Invest until 11pm EDT on Aug 18

Future Equity (SAFE)

$6.9M valuation cap | no discount

A SAFE gives you the right to future shares in Rental Marketplace, LLC. If you invest, you're betting the company will be worth more than $6.9M in the future.

INVEST $25,000+ FOR PRO RATA RIGHTS | NO VOTING RIGHTS

This is a non-standard SAFE, please review the documents carefully.

INVESTOR PERKS

$500+ You will be added to our list of associates and get invited to our events, parties, tours, conference calls and seminars.

$1,000+ For the first year, your profile on Rentus.com will feature an "Associate" badge so when you are ready to rent anything, you will have a higher level of recognition online. You will be added to our list of associates and get invited to our events, tours, conference calls and seminars.

$3,000+ For the first year in addition to the "Associate" badge on your profile, your listings will be ranked higher so when you are ready to rent anything, your listings will show up higher than others. You will be added to our list of associates and get invited to our events, tours, conference calls and seminars.

$5,000+ Founders circle level. For the first 2 years: Your profile on Rentus.com will get a "Founder" badge. Your listings will be ranked higher so when you are ready to rent anything, your listings will be featured higher than others plus the Founder logo will add a level of trust to your profile. You will be added to our list of founders and get special invitations to our events, parties, tours, conference calls and seminars.

$10,000+ Founders circle level enhanced! At this level, for the first 3 years, your profile on Rentus.com will get a "Founder" badge. Your listings will be ranked higher so when you are ready to rent anything, your listings will show up higher than others plus the Founder logo will add a level of trust to your profile. You will be added to our list of founders and get special invitations to our events, parties, tours, conference calls and seminars.

$25,000+ Founders circle level enhanced! (Limited to 20 investors) No commissions for 5 years! At this level, for the first 5 years your profile on Rentus.com will get a "Founder" badge and you will not pay any commissions when you rent out for the first 5 years. Your listings will be ranked higher so when you are ready to rent anything, your listings will show up higher than others plus the Founder logo will add a level of trust to your profile. You will be added to our list of founders and get special invitations to our events, parties, tours, conference calls and seminars.

$50,000+ Conquering Founder Level! (Limited to 10 investors) At this level, you are a conqueror of Rentus.com. Your profile will get a "Founder" badge. Your name will be listed in a special section of the "about us" page of our website as founder. You will not pay any commissions when you rent out for the first 5 years. Your listings will be ranked first in their category, period. You will be added to our list of founders and get special invitations to our events, parties, tours, conference calls and seminars and have access to any of our team members in case you want to share ideas or want to hear ideas for your own business.

> *"Rentus.com is a mobile and online rental marketplace where people are able to rent just about anything: from tools and equipment, to party supplies and camping gear. Rentus is using the rise of the sharing economy to also bring the person-to-person rental industry to a user-friendly platform, as well as create a new marketplace and low cost access to consumers for companies in the rental business.*



Elias Chavando
PRESIDENT & CEO, RENTUS.COM

OUR AMBITION

With the rise of Uber and AirBnb, more and more people are turning to the sharing economy for supplementary income—for some, it's their sole source of income. Rentus.com wants to tackle this growing trend by offering flexibility. Don't just rent your car or your extra room. Rent your power saw and your vintage record player and portable grill. Our goal is to become the largest rental marketplace in the world and give people a trusted platform to generate revenue from renting their unused items.

KEY FACTS

- Peer-to-Peer rental estimated to be a $30 billion industry.
- Current rental industry is segmented, old, tired, ready to be shaken up.
- Rental companies and individuals are signing up.
- Thousands of products already in the catalog. Technology is ready.

DOCUMENTS

RentUS_-_Rental_Marketplace_one-page_summary_v1.pdf
Rentus.com_Presentation_Deck_-_WeFunder_v1.pdf
Video Transcripts

https://rentus.com *from Sherman Oaks CA* CROWDFUNDING ECOMMERCE SHARING ECONOMY MARKETPLACE PAYMENTS SOCIAL RETAIL TECH

THE BUZZ ABOUT RENTUS.COM

Rentus.com provides us with an additional source of leads and a consolidated portal where our clients go to find what they need. At Rentus.com our clients find our extensive rental inventory of video and camera equipment. Understanding our need for additional source of business made me become a client. Understanding the huge need and the large need for a platform like Rentus.com make me become an investor.

Dan Toomey

President ProHD Rentals

For a rental company like us, advertising and generating new business online is an expensive and time consuming process. Rentus.com helps us generate new customers online. Our customers can easily see what equipment we have and when it is available. Customers can book and pay for their rentals online. We also use the Rentus.com backend system to track our inventory.

Enrique Bonilla

President, Land and Water Motor Sports



Rentus.com

February 22, 2017

Rentus.com allows people to get the stuff they need for big events like Super Bowl without the big price tag.

Rntus.com Unveils Latest Effort to Bring Equipment Owners and Users Together

February 22, 2017

Seeking the next big idea in the "shared economy" pioneered by Uber and Airbnb - while also incorporating compatibility matching capabilities of dating and social media sites - an AI (artificial intelligence) newbie has put forth an online business

Could web rental efficiency gut DIY chains?

January 30, 2017

When Elias Chavando launched his startup, Rentus.com, last year, his sole major differentiator was simply technology. He knew that there are many businesses in the rental business, but they're overwhelmingly antiquated, with many still using paper



Shared Economy Start-up Uses AI-based Compatibility Testing for Online Rental Marketplace

January 13, 2017

Seeking the next big idea in the "shared economy" pioneered by Uber and Airbnb - while also incorporating compatibility matching capabilities of dating and social media sites - an AI newbie has put forth an online business model based on renting

THE AVERAGE FAMILY HAS $5000 IN EQUIPMENT, TOOLS, TOYS & VEHICLES STORED

Person-to-person rental is an untapped market. People have tools, hard to find equipment or items collecting dust in their garages that could be supplementing their income by utilizing the Rentus.com marketplace. Rentus.com matches people who own rarely used items with people who need something on a temporary or repeat basis utilizing our proprietary matching algorithm.


Refrigerator
$75 / month
Blowflex
$50 / month
Carpet Cleaner
$35 a day
Ladder
$50 a day
Washer & Dryer
$85 / month
Leaf Blower
$15 a day
Tools
$35 a day
Drill
$15 a day
Mini-Fridge
$30 / month
Table
$5 a day
Circular Saw
$40 a day
Saw
$40 a day
Camera
$75 a day
Generator
$50 a day
Sander
$15 a day
Quad Bike
$150 a day
Table
$5 a day
Lawn Mower
$45 a day

THE CONSUMER PRODUCT RENTAL INDUSTRY

This industry includes fitness equipment, consumer electronics and appliances, furniture, formalwear and costumes, party supplies, recreational equipment and tools for the do-it-yourselfers.


Loft storage
$300 a year
Saxophone
$55 a month
Surfboard
$80 a week
Parking space
$20 a day
Speedboat
$300 a day
Lawnmower
$6 a day
Room
$38 a night
Bike
$18 a day
Pickup truck
$9 an hour
Dog
$5 a walk
Hermès Birkin bag
$100 a party
Derek Bacon/Shutterstock

OUR FIRST :30 SEC. TV SPOT

We are conducting audience and conversion test with this add in the Los Angeles DMA starting April 6, 2017. Expanding to other local zones as we grow.



A SNAPSHOT OF THE SHARING ECONOMY

The recession may be over in the United States, but the values that emerged during it appear to be staying put—and the sharing economy is giving new weight to the axiom “less is more.” 78% of consumers surveyed by PWC in 2014 agreed that the sharing economy reduces clutter and waste—millennials and households with kids most strongly agreed.


Among US adults familiar with the sharing economy, they perceive many benefits to it
86% agree it makes life more affordable
83% agree it makes life more convenient and efficient
76% agree it's better for the environment
78% agree it builds a stronger community
63% agree it is more fun than engaging with traditional companies
89% agree it is based on trust between providers and users

PEER TO PEER RENTAL A $30 BILLION INDUSTRY

With the rise of the sharing economy, we believe that the person-to-person rental industry is about to be born and grow to enormous proportions. Estimated size of the Industry: $30 billion.


Surfboard
$7 a day
Roof Rack
$8 a day
Mini-van rental
$30 a day
Boombox
$5 a day
Dress
$4 a day

WHAT YOU CAN RENT ON RENTUS.COM



Apartments

TAKE A CLOSER LOOK AT OUR BUSINESS PLAN


Rentus
The Business Model - Monetization
• Transaction revenues:
– Free listings
– Rentus will process the transaction and control the financial process:
• Security deposits (on hold as security while item is out)
• Rental Commissions (20% of rental fees)
• Damage waivers (up to 25% markup)
– Rentus will retain a fee at the end of completed transaction


Rentus
Building The Business - Execution
• Experienced management team has implemented successful methodology used in other marketplaces including the largest automotive and the largest rental marketplaces in the world
• Development team is seasoned and experienced
• Launching one market at a time


Rentus
Phase One
CA


Rentus
Sales Process
• Currently targeting Rental Companies:
– Field sales representatives
• Meeting rental companies
• Securing catalog items, content
• Our management has extensive experience in creating and managing remote field sales representatives


Rentus
Marketing
• Consumer Marketing:
– Social Media: Team members are experts at marketing and selling in Social Media.
– Local media with success stories, income supplementing alternatives
– Targeting do-it-yourselfers via other marketplaces, home shows


Rentus
Marketing
• Business Marketing:
– Targeting rental business owners
• 3,200 rental businesses in our initial market of LA, Orange & Riverside Counties
– Public relations buzz, media announcements (paid and free)
– Direct contact with businesses in the industry:

HELP US GROW RENTUS.COM

Today over 750,000 people will book a room at someone's house or apartment using Airbnb. People are becoming taxi drivers using their own cars with Lyft and uBer. This is the Sharing Economy and it is happening right before our eyes. One would say that we are witnessing history. I say, let's not just watch it, let's be part of history!

People rent cars, boats, RVs, tools, toys, equipment, party supplies, gowns to the tune of $60 billion every year in the US alone. The rental industry exists today. It is antiquated and inefficient just like the bed and breakfast and the taxi industry were not too long ago. We are not inventing a new industry, we are making it efficient, convenient and competitive. And the most exciting thing is, we are allowing anyone to start their own rental business by renting out items they already own.

Think about the possibilities, the very near future. Fixing, cleaning, building, creating, traveling, will be easier, more convenient and less expensive by renting with ease what you need to get things done.

We are creating a community where people can find what they need to get things done. We are set and positioned to be the leader. It is just a matter of time, a short time. We have the talents, knowledge and experience to fully capture this opportunity.

We are inviting you to join us in this amazing ride. Investing in Rentus.com is our opportunity to make history.

Sincerely,



Elias Chavando

FOUNDER



Elias Chavando

President & CEO

-Director, Autotrader.com - Founder, Reagan.com - Consultant and Director of multi-national classified marketplaces

AND THE REST OF THE TEAM



Rob Blanchard

VP Web Development

-Expert developer -Developer of Reagan.com -Engineer for Autotrader.com, ATT - Self-taught engineer with high level of expertise in development and implementation - Co-Developer EC-Rank



Tomasz Odrobinski

VP Sales and International Development

-VP of Sales for Europe's largest online rental classifieds marketplace eRENTO.com - General Manager Mascus.com (35+ Countries) -International Sales and Marketing specialist

RAISED $463,873 FROM 192+ INVESTORS

Tim Fife

Entrepreneur

Osman Fadul

Entrepreneur

Larry Berman

Investor in various private and public corporations and partnerships. Lender and early investor at LendingClub.

Courtney Echols

Bham believer in the power of great ideas

Andrey Filimonov

Otolaryngology / Head and Neck Surgery Resident

Eric Avery

MORE INVESTORS

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

Building a marketplace involves building two sides of the business. The supply and the demand. We understand this model and we are executing our plans in a proven and systematic way that we have successfully done it before.

We invested almost a year building the supply side, attracting industry professionals and filing up our catalog.

Our technology was built to manage the entire transaction. From verifying the users, two-way private communications between both parties, to booking, appraisal of items to be listed, payment collection, capturing of security deposits, damage waivers and fund disbursements.

Our dashboard also serves as an inventory control system so both owners and renters can track their items and revenues.

In addition to our sophisticated database structure that allows users to find what they are looking for based on need, description and geo-location, we are the only marketplace that utilizes artificial intelligence to match the owner with the renter based on personality and behavioral matchmaking.

How big is the market?

We are in 3 main markets. Each one is big enough to support our growth.

1. Consumer product rental industry, a $25 billion industry (tools, consumer electronics, appliances, furniture, fitness equipment, party supplies, formalwear, do-it-yourself tools, recreational equipment.

2. Equipment rental industry, a $35 billion industry (construction, engineering, audio-visual, transportation, movie production, security, events)

3. Peer to peer rental. an estimated $30 billion industry (cars, bikes, sports equipment, musical instruments, carpet cleaners, handbags, dresses, boats, etc.)

How will you make money?

- We take a piece of every transaction. Between 10 and 20% of the total rental fees

- We make between 25 and 50% of the sale of ancillary products like damage waivers and insurance

- Monthly membership fees from large rental companies

- Fees for preferential positioning of listings based on categories, uses and items

Who are your competitors? How are you different?

At least 5 companies have tried to implement a similar model in the past 5 years. Ironically, they all made the same mistakes. They tried to launch nationwide with a peer-to-peer business model. Also, their management teams did not have any experience in the Internet "matchmaking" of buyers and sellers world. These companies included Zilok.com, Peer Rentals, Getable, and elocke. We are launching one city at the time, recruiting retail rental companies first and we actually have successfully done this before.

Getable has re-emerged recently with a new business model and targeting the large construction equipment. Our analysis tells us that they will not go very far. Bigrentz.com is the only marketplace worth observing for now, but their business model is extremely expensive. They concentrate in large construction equipment. They have raised enough funding to make some noise and have revenues but their business model is very expensive as it requires over 150 people on the phone to coordinate rentals. Although we have no plans to get into the
heavy equipment industry, three of my ex-inside sales people from Autotrader.com work or have worked for Bigrentz so we are familiar with their strengths and weaknesses.

Erento.com, the current largest rental marketplace in the world is based in Germany and has a large footprint in Europe. We know that they don't have plans to come to the US. Also, the two key members of the team that placed them in the leading position they have now (CEO and VP of Sales) are now members of our team.

What do you understand about your business that others don't get?

There are two successful rental marketplaces in the world. We have worked for one of them. Tomasz, our VP of Sales and International Development was instrumental in making eRento.com a leading player in Europe.

Our successful experience in traditional marketplaces including the largest classified marketplace for construction equipment in the world, Mascus.com and the largest classified automotive marketplace, Autotrader.com comes in very handy. Our deep understanding of a decentralized business model where people conduct business with other people has helped us set the business processes to accommodate the needs of our users.

Both Elias and Tomasz are frequent and highly sought-after speakers and trainers at conferences and events for classified marketplaces and eCommerce businesses around the world. As experts in the field, other marketplaces seek their expertise and wisdom when faced with growth and sales challenges. We are bringing all our individual and collective talents and experience to Rentus.com.

What if an item is damaged or stolen?

Things happen. For that reason, we have setup our business and processes taking this into account and focusing in building trust and successful and pleasant rental experiences for our users.

First, we place a security deposit on the Renter's credit card at the time of booking. This amount equals the Owner's the stated market value of an item. In case of damage or theft, we will use this deposit to pay for repairs or replacement of the damaged item.

Secondly, we spent many months finding the best possible way to offer comprehensive damage waiver coverage to our users. We are now, the only peer-to-peer rental marketplace where a renter can purchase, with a click of a check box, a damage waiver. This coverage covers up to $7,500 per item with a small deductible.

In the normal course of business, we will encourage and expect that both the Owner and the Renter come up with an agreement as to how much it will take to get the item repaired. We will then instruct the bank to proceed with charging the renter that amount out of the security deposit and/or the carrier to pay for the claim if the renter purchased a damage waiver.

Our policy is zero tolerance for fraudulent and dishonest behavior. We will ban for life any person that plays any dishonest games using our platform. We will also report any fraudulent behavior to the authorities and make sure that person is persecuted to the maximum extent of the law. Period!

What keeps us up at night?

The possibilities, the future. A very realistic and attainable future where people are not going to be limited in what they can create and do because the tools and equipment needed are cost prohibited.

A minimalistic and in a way environmentally friendly future where we only buy items that we are going to use more than 10 times per year and we rent the rest. Saving packaging, plastics, metals, paper. Saving and eliminating clutter.

A future where people and companies can supplement their income and perhaps create self-sustaining businesses by renting items they already own.

That is exciting and it does keep us up at night.

What's your biggest risk?

As with any business, there are risks. One of the biggest challenges we will encounter is growth. For this reason, we are adhering to strict recruiting and hiring practices for employees, partners and even users. We check and double check business practices, client reviews and systems when we onboard traditional rental companies. We will only hire people that can follow our values, with proven track records and high morale and ethics. We will verify that our users are real people, have a substantial and real online social footprint and the products listed are not simulated or stolen. As we raise more funds, we will also integrate online ID verification.

What's your cash flow?

Our cash and cash equivalents as off March 31, 2017 that amount to $57,850 are held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our variable monthly burn rate ranges from $3,500 to $5,000. Our expenses are variable and they can be adjusted to accommodate cash flow and funding. We expect to launch a Cable TV, outdoor and digital marketing campaign.We also expect to hire customer service and sales team members. The marketing campaign and the human resources ramp-up will depend on the amount raised.

ASK A QUESTION

Type your question here...

ASK QUESTION

Lisa-Anne Lamb Apr 23

I love this idea. I'm a little disappointed that it is only offered in California at this time. What are your plans to make it nationwide? Is there a vetting process for the renters? Can they be in another state and rent?



Elias Chavando President & CEO FOUNDER Apr 23

Thank you for your question Lisa-Anne. We are currently marketing and promoting our platform in Los Angeles and we soon are going to expand to other cities. With that said, there are no geographical limits as to go can rent items or who can rent out items. We often see people from other states renting items to be used while visiting Los Angeles. Like scooters for Disneyland, car seats, strollers and many other items.

Yes, both the owner and the renter go through the vetting process.

LIKE

David Shane Apr 29

Is there any kind of rating system that would eventually ban bad owners / renters from the site? I find such ratings a very important part of person-to-person transactions (eBay and Amazon sellers being huge examples).



Elias Chavando President & CEO FOUNDER Apr 30

Hi David,

I agree with you completely. We have a rating system for both owners and renters to rate each other.

As platform, we monitor the ratings and ban people that generate complaints and bad ratings.

Also, we have a detailed vetting process for rental companies already in the business.

Thanks for the question!

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO RENTUS.COM

1. We rely on Amazon Web Services for the vast majority of our computing, storage, bandwidth, and other services. Any disruption of or interference with our use of the Amazon Web Services operation would negatively affect our operations and seriously harm our business.

2. We are creating and growing a new platform for people and companies to offer items for rent ("Owners") and people and companies to rent items ("Renters") from owners. Listing items for rent in our platform is free and we earn a service fee and/or commission for every successful rental transaction taking place in our... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Rentus.com is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?



2nd

Elias Chavando

President & CEO, RentUS

Rentus.com • Social Media Marketing Institute

Santa Monica, California • 500+

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President & CEO, Rntus.com | Rental MarketplaceRntus is a marketplace where you can make money and keep making money by renting out items you own without letting them go.So, if you need extra money for th… See more

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Experience

President & CEO
Rentus.com
Aug 2015 – Present • 1 yr 9 mos
Santa Monica, CA

RentUS is a mobile and online rental marketplace where people are able to rent just about anything from tools and equipment, to party supplies and camping gear. Users are provided with the location of the item, they are able to read and post reviews, pay for the rental, buy insurance and arrange for pick up or delivery of the item. Users of RentUS will find what they are looking for from their smartphones at anytime.

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Jan 2012 – Dec 2014 • 3 yrs
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Jan 2012 – Nov 2014 • 2 yrs 11 mos
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Dec 2009 – Dec 2011 • 2 yrs 1 mo
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Education

Social Media Marketing Institute
Social Media Marketing, Social Media Marketing and Sales
2008 – 2011

Southern California Entrepreneurship Academy
1990 – 1994

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Notre Dame High School - Sherman Oaks, CA
Sep 2009 – Sep 2009 • 1 mo
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Rob Blanchard

CTO at Rentus.com

Rentus.com • Antelope Valley College

Myrtle Creek, Oregon • 39

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Database administration applicationsUI / Web Layout Design.Search Engine Optimization.Linux Server Administration.Native Mobile Applications.Linux Hosting.Graphic Design.

Experience

VP Web Development
Rentus.com
Jan 2015 – Present • 2 yrs 4 mos

In charge of rentus.com management.

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Number 9 Creative
Jan 2012 – Present • 5 yrs 4 mos

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Jan 2006 – Present • 11 yrs 4 mos

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Jan 2007 – Jan 2009 • 2 yrs 1 mo

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